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                                                                    EXHIBIT 4(c)
                     [Form of Face of STRYPES Certificate]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____________                                            ___________ STRYPES

CUSIP NO. 590188751


                           MERRILL LYNCH & CO., INC.

              Structured Yield Product Exchangeable for Stock/SM/
                      6 1/4% STRYPES/SM/ Due July 1, 2001

                     (Payable with Shares of Common Stock,
                 par value $1.00 per share, of IMC Global Inc.)

                        Issue Price Per STRYPES: $38.25_

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay and discharge each STRYPES evidenced hereby on July 1, 2001 (the "Maturity Date") by delivering to _____________________________________, or registered assigns, a percentage of the amount or number of each type of Reference Security and other property then constituting part of the Reference Property (as defined below) determined in accordance with the provisions set forth below, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such STRYPES from July 9, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on January 1, April 1, July 1 and October 1 in each year, commencing October 1, 1996 and on the Maturity Date,
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at the rate of $2.3908 per STRYPES per annum (or $.5977 per STRYPES per quarter), until the Maturity Date or such earlier date on which the Issue Price is repaid in accordance with the provisions described below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this STRYPES Certificate (or one or more Predecessor STRYPES Certificates) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (each a "Regular Record Date"). In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this STRYPES Certificate) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date, and may be paid to the Person in whose name this STRYPES Certificate (or one or more Predecessor STRYPES Certificates) is registered at the close of business on a Special Record Date for the payment of such interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to Holders of STRYPES not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the STRYPES may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     On the Maturity Date, the Company shall pay and discharge each STRYPES evidenced hereby by delivering to the Holder: (a) if the Reference Property Value (as defined below) is greater than or equal to $46.28 (the "Threshold Appreciation Price"), 82.65% of the amount or number of each type of Reference Security and other property constituting part of the Reference Property, (b) if the Reference Property Value is less than the Threshold Appreciation Price but is greater than $38.25 (the "Initial Price"), a percentage of the amount or number of each type of Reference Security and other property constituting part of the Reference Property, allocated as proportionately as practicable, so that the aggregate value thereof is equal to the Initial Price and (c) if the Reference Property Value is less than or equal to the Initial Price, 100% of the amount or number of each type of Reference Security and other property constituting part of the Reference Property. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering the applicable percentage of each type of Reference Security and other property constituting part of the Reference Property on the Maturity Date, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per STRYPES or, if there is not a nearest 1/100th of a

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dollar, then to the next higher 1/100th of a dollar) equal to the sum of (a) for any portion of the Reference Property consisting of cash that is otherwise deliverable on the Maturity Date, the amount of such cash, without interest thereon, (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities that is otherwise deliverable on the Maturity Date, the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the third Trading Day preceding the Maturity Date, and (c) for any portion of the Reference Property consisting of a Reference Security (including IMC Common Stock) that is otherwise deliverable on the Maturity Date, an amount equal to the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date multiplied by the number of units of such Reference Security constituting a part of the Reference Property, all as provided in the Indenture. Such number or amount of each type of Reference Security and other property constituting part of the Reference Property (or, pursuant to the Company's option, the amount of cash in lieu thereof) deliverable upon payment and discharge hereof on the Maturity Date is hereinafter referred to as the "Maturity Consideration."

     The term "Reference Property" initially means one share of common stock, par value $1.00 per share (the "IMC Common Stock"), of IMC Global Inc., a Delaware corporation ("IMC Global"), including the preferred stock purchase right associated therewith, and shall be subject to adjustment from time to time prior to the Maturity Date to reflect the addition or substitution of any cash, securities and/or other property as provided for in the Indenture. The term "Reference Security" means, at any time, any security (as defined in Section 2(1) of the Securities Act of 1933, as amended) then constituting part of the Reference Property. The term "Reference Property Value" means, subject to the provisions of the Indenture, the sum of (a) for any portion of the Reference Property consisting of cash, the amount of such cash, (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the third Trading Day preceding the Maturity Date, and (c) for any portion of the Reference Property consisting of a Reference Security (including IMC Common Stock), an amount equal to the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date multiplied by the number of units of such Reference Security constituting part of the Reference Property. The term "Closing Price" means, with respect to any Reference Security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such Reference

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Security on the NYSE on such date or, if such Reference Security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such Reference Security is so listed, or if such Reference Security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such Reference Security is not so reported, the last quoted bid price for such Reference Security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such Reference Security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The term "Trading Day" means, with respect to any Reference Security the Closing Price of which is being determined, a day on which such Reference Security (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such Reference Security.

     Interest on the STRYPES evidenced hereby will be payable, and delivery of the Maturity Consideration in payment of the STRYPES evidenced hereby on the Maturity Date will be made, upon surrender of this STRYPES Certificate, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and payment of interest on the STRYPES evidenced by this STRYPES Certificate (and, if the Company elects to deliver cash in lieu of the applicable percentage of each type of Reference Property on the Maturity Date, the amount of cash payable on the Maturity Date) will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

     ADDITIONAL PROVISIONS OF THIS STRYPES CERTIFICATE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this STRYPES Certificate shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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"Structured Yield Product Exchangeable for Stock" and "STRYPES" are service marks of Merrill Lynch & Co., Inc.

     IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:
                                 Merrill Lynch & Co., Inc.



                                 By:_________________________________
                                    Name:  Theresa Lang
                                    Title:  Treasurer


Attest:________________________
       Name:
       Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This certificate evidences Securities of the series designated herein and referred to in the within-mentioned Indenture.


                              Chemical Bank, as Trustee



                              By:_______________________________
                                       Authorized Officer

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                    [Form of Reverse of STRYPES Certificate]

                           MERRILL LYNCH & CO., INC.

                Structured Yield Product Exchangeable for Stock
                        6 1/4% STRYPES Due July 1, 2001

       (Payable with Shares of Common Stock, par value $1.00 per share, of IMC Global Inc.)


     This STRYPES Certificate evidences part of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of July 1, 1996, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended, restated and supplemented from time to time, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase and analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This STRYPES Certificate evidences Securities of the series designated as Structured Yield Product Exchangeable for Stock, 6 1/4% STRYPES Due July 1, 2001 (each, a "STRYPES").

     The STRYPES are not subject to any sinking fund or other mandatory redemption provisions. The STRYPES are not payable at the option of the Holders prior to the Maturity Date.

     If an Event of Default with respect to the STRYPES, as defined in the Indenture, shall occur and be continuing, then an amount equal to the issue price of all the STRYPES may be declared immediately due and payable in cash in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the STRYPES under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% of the aggregate issue price of the Outstanding STRYPES. The Indenture also contains provisions permitting the Holders of a majority of the aggregate issue price of the Outstanding STRYPES, on behalf of the Holders of all STRYPES, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the STRYPES. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of the STRYPES evidenced by this STRYPES Certificate and of any STRYPES evidenced by a STRYPES Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this STRYPES Certificate.

     No reference herein to the Indenture and no provision of this STRYPES Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to deliver or pay the interest on, and Maturity Consideration in respect of, the STRYPES evidenced by this STRYPES Certificate at the times, place and rate, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the STRYPES evidenced by this STRYPES Certificate are transferable on the Security Register of the Company, upon surrender of this STRYPES Certificate for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new STRYPES Certificates, evidencing the same aggregate number of STRYPES, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer. Certain terms used in this STRYPES Certificate which are defined in the Indenture have the meanings set forth therein.

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     This STRYPES Certificate shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this STRYPES Certificate is registered as the owner of the STRYPES evidenced hereby for the purpose of receiving payment as herein provided and for all other purposes, whether or not the STRYPES be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                       8
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                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM  --  as tenants in  UNIF GIFT MIN -- _____ Custodian ____
             common                        (Cust)         (Minor)
TEN ENT  --  as tenants by the      Under Uniform Gifts to Minors
             entireties             Act _________________
                                           (State)


JT TEN  -- as joint tenants with
         right of survivorship
         and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR TAXPAYER I.D. OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE

- --------------------------------------------------------------------------------
          (Please print or typewrite name and address including postal zip code of assignee)

___________________________ STRYPES and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said STRYPES on the books of the Company, with full power of substitution in the premises.

Dated:

                    --------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

                                       9